February 2018

Safe Harbor Statements in this presentation may constitute forward-looking statements and are made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Forward looking statements are based largely on expectations and are subject to a number of risks and uncertainties including, but not limited to, the risks and uncertainties associated with economic, credit market, competitive and other factors affecting Bluegreen Vacations Corporation (“Bluegreen”) and its operations, markets, products and services; risks relating to Bluegreen’s efforts to improve its liquidity through cash sales and larger down payments on financed sales may not be successful; the performance of Bluegreen’s VOI notes receivable may deteriorate, and the FICO® score-based credit under writing standards may not have the expected effects on the performance of the receivables; Bluegreen may not be in a position to draw down on its existing credit lines or may be unable to renew, extend, or replace such lines of credit; Bluegreen may require new credit lines to provide liquidity for its operations, including facilities to sell or finance its notes receivable; Bluegreen may not be able to successfully securitize additional time share loans and/or obtain adequate receivable credit facilities in the future; risks relating to pending or future litigation, regulatory proceedings, claims and assessments; sales and marketing strategies may not be successful; marketing costs may increase and not result in increased sales; concentrations in Bluegreen's marketing alliances increase the risk of business disruptions and may result in decreased sales and profits; if new customers are not sufficiently added to Bluegreen's existing owner base, Bluegreen's ability to continue to sell VOIs to existing owners will diminish overtime; Bluegreen may not meet its customers' expectations as to the quality, value and efficiency of its products and services, and customer dissatisfaction with Bluegreen's products and services may result in negative publicity and/or decreased sales and profits; system-wide sales, including sales on behalf of third parties and sales to existing owners, may not continue at current levels or they may decrease; fee-based service initiatives may not be successful and may not grow or generate profits as anticipated and may not produce the anticipated benefits to Bluegreen; it may be necessary or desirable to increase capital expenditures, thereby decreasing free cash flow; risks related to other financial trends discussed in this presentation including that Bluegreen may be required to further increase its allowance for loan losses in the future selling and marketing expenses as a percentage of system-wide sales of VOIs, net may not remain at current levels or they may increase; Bluegreen’s indebtedness may increase in the future; the loss of services of Bluegreen’s key management and personnel could adversely affect its business and the risks and other factors detailed in Bluegreen’s SEC filings, including those contained in the “Risk Factors” sections of such filings. 2

Table of Contents •Our Business •Our Financing Operations •Our Liquidity Profile •Appendix  The Cub at Big Bear Village | Big Bear Lake, California

Our Business The Fountains | Orlando, Florida

Company Overview 1994 Entered Vacation Ownership Industry 67 Resorts (1) 43 Club Resorts 24 Club Associate Resorts 211,000+ (1) Vacation Club Owners 250,000+ (2) Tours Annually 67%+ (2) Capital-Light Revenue 50%+ (2) Sales to New Customers $667 million (2) Revenue $149 million (2) (3) Adjusted EBITDA Solara Surfside | Miami Beach, Florida (1) As of 9/30/17. (2) LTM as of 9/30/17. (3) See appendix for a reconciliation of Adjusted EBITDA to Net Income of $85 million. 5

Consolidated Financial Performance($ in millions) System-Wide VOI Sales, Net (1) $553 $605 $609 2015 2016 LTM 9/30/17 $459 $463 9 mos. ended 9/30/16 9 mos. ended 9/30/17 Revenue $618 $663 $667 2015 2016 LTM 9/30/17 $496 $501 9 mos. Ended 9/30/16 9 mos. ended 9/30/17 Adjusted EBITDA(2) $132 $138 $149 2015 2016 LTM 9/30/17 $102 $113 9 mos. Ended 9/30/16 9 mos. Ended 9/30/17 (1) Excludes impact of estimated uncollectible VOI notes receivable. Includes sales made on behalf of fee-based service clients. (2) Adjusted EBITDA is a non-GAAP financial measure that is Adjusted to exclude certain non-recurring items; excludes minority (49%) contribution from Big Cedar joint venture. See appendix for a reconciliation of net income, the most comparable GAAP financial measure, to Adjusted EBITDA. 6

Competitive Advantages Differentiated Target Demographic Significant Fee-Based VOI Sales Multiple Marketing Channels for New Owners Strong Net Owner Growth Balanced Approach to Growth Industry Innovator 7

Leading Operator of “Drive-To” Vacation Ownership Resorts 85% of owners live within a 4-hour drive to a Bluegreen resort Geographically diverse owner base Opportunities for growth in the Western US As of 9/30/17. Bluegreen Club Resorts (40) Bluegreen Club Resorts – Big Cedar JV (3) Club Associate Resorts (24) Percent of Owner Population by State 6-9% 4-5% 2-3% < 2% 8

Large and Differentiated Owner Base Bluegreen Vacation Club Owners (in thousands) CAGR: 5% 170 179 189 199 208 211 2012 2013 2014 2015 2016 9/30/17  Household Income (1) 26% 26% 21% 25% 3% Under $50K $50K - $75K $75K - $100K over $100K Unknown Weighted Average = $75K Owner Age at Purchase (2) Gen X 34% Millennial 28% Baby Boomer 27% Silent Gen 4% Unknown 7% (1) As of 9/30/17 . (2) Represents owner age at time of purchase for all sales to new owners 1/1/14-12/31/16. 9

Capital-Light Business Model Initial VOI Sale .First-time customer .Purchase real-estate-backed points annually in perpetuity .Title fees Finance .Loans to qualified customers .Interest income .Mortgage servicing fees Management and Other Fee-Based Services .Resort management services .Club management .Other owner programs Additional VOI Purchases •Purchase of additional real-estate- backed points •Incremental financing, title, management and maintenance fees LTM 9/30/17 Revenue (1) ($ in millions) Developed VOI Sales $127 Finance $88 Capital-Light VOI Sales(2)and Fee-Based Commissions $342 Management & Other Fee-Based Services $108 67%+ Capital-Light (1)Excludes Other Income, net. (2)Includes just-in-time and secondary market inventory arrangements. 10

Recurring Revenue Streams Resort Operations and Club Management Revenue ($ in millions) $83 $90 $94 2015 2016 LTM 9/30/17 Financing Revenue ($ in millions) $78 $81 $80 2015 2016 LTM 9/30/17 Other Recurring Revenue ($ in millions)  $14 $14 $14 $3 $4 $5 $17 $18 $19 2015 2016 LTM 9/30/17 Mortgage Servicing Title Operations 11

Capital-Light and Flexible Business Model Sales for the Year ended December 31, 2016 Predominantly Capital-Light 67% 33% Capital-Light VOI Sales Developed VOI Sales Well-Balanced Sales 54% 46% New Customer Sales Existing Owner Sales Cash and Interest Income 59% 41% Financed Sales Cash Sales (1) (1)Cash sales represent the portion of system-wide sales of VOIs, net that is received from customers in cash within 30 days of purchase. 12

Bluegreen Vacation Club The Basics The Product Owner’s Focus Vacation Points Annually, in perpetuity Points Placed in Owner’s Account 2016 Average Transaction Size: $13,727 2017 YTD(1)Average Transaction Size: $15,440 Legal Structure Deeded interest in a Bluegreen resort Simultaneous with VOI sale Vacation Club Trust (1)For 9 mos ended 9/30/17 13

Bluegreen Vacation Club (3) Basic Ownership $139 annual Club dues (1) (100% of owners) 67 Quality Resorts RCI 4,300+ resorts in 100+ countries Significant Vacation Flexibility Including destination, length of stay and borrow-and-save options (2) bluegreen vacations The Bluegreen Vacation Club provides access to a variety of destinations and resort types Optional Traveler Plus Program $59.00 incremental annual fee (69% of owners participate) Choice Hotels Over 6,400 hotels in 40+ countries Cruise Packages Norwegian, Carnival, Crystal, Royal Caribbean, Holland America 43 Internal Direct Exchange Resorts Select Connection, Prizzma Additional Vacation Options Interval, Coast to Coast Discounts at various hotels, restaurants, retail and leisure establishments and rental car agencies (1)Also requires annual payment of maintenance fees and club dues to the Vacation Club. (2)Ability to carryover any unused points for one year and to borrow points from the next year, subject to certain restrictions and fees. (3)As of 9/30/17. 14

Diverse Inventory Sources Description % of 2016 System- wide VOI sales Cibola Vista Resort Fee-Based Sales of VOIs owned by third-party developers and pursuant to which we are paid a ~70% commission 49% The Innsbruck Aspen Just-in-Time Sales of VOIs acquired from third- party developers in close proximity to when we intend to sell such VOIs 4% Blue Ridge Village Secondary Sales of VOIs we acquire from HOAs or other owners typically at a significant discount to retail price  14% The Fountains Developed Sales of VOIs in resorts that we develop or acquire 33% 15

Vacation Package Marketing Process (1) 1 Package Sales Vacation Packages >260,000 2    Activation Campaign Management >7 million Emails 3  Reservation, Activation & Confirmation >900,000 Inbound Calls and more than 475,000 Outbound calls 4  Preview Centers >144,000 Previews 5 VOI Sales Over $300 million (1)Year ended December 31, 2016. 16

Sales and Marketing Driven Business Vacation Packages & Leads Tanger Outlets | Premium Outlets | Simon Malls Tours Sales In-House Tours Owners 260,000+ Vacation Packages Sold (1) 250,000+ Tours (New Customer & Existing Owners) (1) $609 Million System-Wide VOI Sales (1) 211,000+ Vacation Club Owners (2) Marketing Mix by % of Sales(3) Existing Owners 49% Bass Pro 15% Choice 7% Other New Customer 29% New Customer Sales Existing Owner Sales (1)LTM 9/30/17. (2)As of 9/30/17. (3)YTD 9/30/17. 17

Long-standing, Strategic Relationship with Bass Pro

Bass Pro Marketing Partnership

- Leading experiential retailer
- Unilateral exclusive marketing rights
- On-site kiosks in 68 Bass Pro stores
- Access to customer database, catalog and website
- 17-year relationship
- Contract through 2025



Annual visitors in millions for comparison
73 (1)
81 (2)
120 (3)



Bass Pro Shops
Big Cedar Joint Venture

Big Cedar JV

(51% Bluegreen Ownership)

Wilderness Club at Big Cedar — A Bluegreen Resort
Paradise Point — A Bluegreen Resort
The Cliffs at Long Creek

- 3 premier wilderness-themed resorts
- On-site sales centers
- Perpetual agreement



Number of Vacation Ownership Units (4)
546
606
639
Dec-15
Dec-16
Sep-17

(1) 2016 MLB regular season attendance.
(2) North American Disney Parks. 2016 estimate.
(3) Bass Pro Shops Data.
(4) At resorts developed by Bluegreen/Big Cedar Vacations LLC.

bluegreenvacations

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Bluegreen Vacations In-Store Vacation Package Sales Innovation Bass Pro Outdoor Traveler Kiosk *Example Virtual Reality Enabled Store-in-Store *Currently in two test locations 19

Current Reach of Vacation Package Sales Locations at Bass Pro Stores and Outlet Malls Percent of Owner Population by State 6-9% 4-5% 2-3% <2% As of 9/30/17 20

Bass Pro Cabela's Acquisition Provides Further Opportunity As of 9/30/17. Assumes that Cabela’s locations are operated as a part of Bass Pro. Percent of Owner Population by State 6-9% 4-5% 2-3% <2% 21

Expanded Relationship with Choice Hotels CHOICE HOTELS CHOICE privileges REWARDS #1 Hotel Program #2 Hotel Program •Bluegreen Vacations is the official vacation ownership provider of Choice Hotels •Exclusive relationship since 2013, renewed for 15+ years in 2017 •World’s second largest hotel company (1) •Industry’s fastest growing loyalty program with 33 million members (2) •Only hotel company on 2017 Forbes list of 100 top innovative companies •“Soft-branded” Bluegreen resorts into Choice’s Ascend Hotel Collection •Close demographic match with Bluegreen Choice Privileges Membership (2) (Members in millions) 2009-2016 CAGR: 17% 10 12 14 17 19 22 25 30 33 0 5 10 15 20 25 30 2009 2010 2011 2012 2013 2014 2015 2016 09/30/17 (1)In terms of units. (2)Source: Choice Hotels company filings. 22

Expanded Choice Hotels Marketing Alliance Provides Significant Growth Opportunity Historically Had Access to Only One Channel Calls Quality Leads Substantial Growth Potential Quality Leads Calls Digital Impressions Guests Loyalty Members Emails 23

Potential Growth Drivers Process Improvements Focus on Efficiency Product and Geographic Expansion Northeastern and Western Expansion Enhanced Digital Presence Strategic M&A and Fee-Based Development New Customer Growth Expanded Marketing Relationships Enhanced Digital Presence 24

Our Financing Operations Bluegreen Wilderness Club TM at Big Cedar | Ridgedale, Missouri

VOI Sales Financing & Mortgage Servicing •Offers seller-financing to eligible Bluegreen timeshare customers to facilitate sales and earn net interest profits. •In-house servicing of all Bluegreen receivables and certain fee-based service clients; centralized at our Boca Raton, FL headquarters. •Bluegreen has been servicing loans for over 25 years. We have an experienced mortgage management team. VOI Notes Receivable Outstanding ($ in millions) $560 $548 $524 $524 $544 $543 $64 $86 $130 $199 $277 $344 $0 $200 $400 $600 $800 $1,000 12/31/2012 12/31/2013 12/31/2014 12/31/2015 12/31/2016 9/30/2017 Bluegreen Fee-Based Service Clients  26

VOI Sales Financing

2016 Net Interest Spread ($ in millions)



$81
($18)
($2)
$60
Interest Income on VOI Notes Receivable Portfolio
-
Interest Expense on Receivable-Backed Debt
-
Net mortgage servicing expenses
=
Financing Revenue

FICO Profiles

12/31/16[2]



5% <600
52% 700+
Average FICO score of 712[3]
43% 600-699

9/30/17[2]



3% <600
54% 700+
Average FICO score of 724[4]
43% 600-699

- Seller-financing generally for up to 90% of purchase price
- We seek to FICO score all originations
  - 20% down payment required for 575-599 FICO and no FICO[5]
  - 10% down payment required for 600+
  - Cash-only otherwise
- Starting in 2015, we have run certain promotions which provided for interest rates as low as 9.99%, depending on FICO scores and transaction sizes.
- In March 2017, we implemented ongoing, risk-based interest rates, based on FICO scores and recency of ownership.[6]
- Weighted average interest rate: 15.4%[1]

Average Annual Default Rate



6.9%
7.5%
8.1%
2015
2016
LTM 9/30/17

(1) As of 9/30/17. Rate depends on FICO, down payment, existing ownership and ACH participation.
(2) FICO scores for VOI notes receivable outstanding on the dates indicated; excludes obligors with no FICO.
(3) Weighted-average FICO score for 2016 originations after a 30-day, "same as cash" period from the point of sale.
(4) Weighted-average FICO score for YTD 9/30/17 originations after a 30-day, "same as cash" period from the point of sale.
(5) Commencing in March 2017, we ceased providing financing to new customers with FICO scores less than 600. As of 09/30/17, approximately 1.5% of Bluegreen's VOI notes receivables have no FICO score.
(6) Rate also depends on down payment and ACH participation.

bluegreenvacations

27

Typical Collection Process –VOI •10 Days –Telephone contact generally initiated on delinquent accounts when an account is as few as 10 days past due •30 Days –Letter mailed advising the borrower (if a U.S. resident) that if the loan is not brought current, the delinquency will be reported to a credit reporting agency (telephone contact continues) •60 Days –Letter sent by mail, advising that the borrower may be prohibited from making any future reservations for accommodations until the delinquency is cured (telephone contact continues) •90 Days –“Notice of Intent to Cancel Membership” sent by mail, which informs the borrower that unless the delinquency is cured within 30 days, the borrower will forfeit ownership (telephone contact continues) •Approximately 120 Days –Termination letter sent by mail, advising the borrower that the owner’s beneficial rights in the Bluegreen Vacation Club have been terminated and the loan is defaulted •The VOI is placed back into inventory for resale to a new purchaser 28

VOI Portfolio Dynamics •All VOI loans are fixed rate, so the monthly payment for Bluegreen’s borrowers does not change over the life of the loan.* •The average monthly payment (approximately $200) for Bluegreen’s borrowers is much less than a typical home mortgage payment. •Geographical diversity of obligors, few foreign obligors. •94% (as of 9/30/17) of Bluegreen’s portfolio is PAC/ACH/Automated. •Each sale facility/securitization/hypothecation has a separate, dedicated lockbox. •There is a daily automated, repetitive wire to the paying agent/lender for each sale facility/securitization/ hypothecation. •Banking Partners in current securitizations: –Lock Box –Bank of America –Paying Agent & Indenture Trustee –U.S. Bank * In the event a borrower goes off of pre-authorized checking, the interest rate will increase by 1%. 29

Bluegreen VOI Delinquency Performance(1) -1.00% 1.00% 3.00% 5.00% 7.00% Jun-07 Sep-07 Dec-07 Mar-08 Jun-08 Sep-08 Dec-08 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 31 Days Delinquent 60 Days Delinquent 90 Days Delinquent Total Delinquent (1)Excludes introductory products Note: Loans are generally defaulted, and therefore no longer included in delinquency, after 120 days. Note: Each line on the graph is cumulative in that, for example, the 60-day line includes the 31-day delinquencies, etc. 30

Portfolio Performance(1) Note: Bluegreen began using credit scoring at the point of sale commencing 12/15/08. VOI Delinquency Breakdown: As of September 30, 2017 Percentage of outstanding loans Percentage of outstanding principal balance over 30 days past due Originations Pre-12/15/08 (loans not credit scored at origination) 2.00% 5.55% Originations 12/15/08 –9/30/2017 (loans must meet minimum FICO® requirement of 500 from 12/15/2008 –12/31/2009; 575 thereafter) 98.00% 3.02% Total 100.00% 3.07% Note: Loans are generally defaulted, and therefore no longer included in delinquency, after 120 days. Non-Scored vs. Credit Scored VOI Defaults at 93 months(2) Percentage defaulted Loans originated 1/1/08 –12/14/08 31.05% (as of 9/30/15) Loans originated 1/1/10 –12/31/10 19.08% (as of 9/30/17) (1)Excludes introductory products (2) Compares cumulative defaults through the end of the period which is 93 months after the beginning of each origination year listed. Comparison is made between origination year 2008 (which was the last year that loans were originated with no FICO®-based credit underwriting standards) to origination year 2010 (the first year of the current FICO®-based credit underwriting standards). Data is shown for example only and is not indicative of performance of any other origination years and may not be indicative of future performance. 31

Our Liquidity Profile  La Cabana Beach Resort & Casino | Oranjestad, Aruba

Securitization History and Other Credit Facilities Recent Securitization History ($ in millions) 2017-A 2016-A 2015-A 2013-A 2012-A Initial Loan Balance $120.2 $130.5 $117.8 $110.6 $100.0 Advance Rate 88.00% 90.00% 94.25% 93.75% 89.50% Weighted Avg. Interest Rate 3.12% 3.35% 3.02% 3.20% 2.94% Stated Maturity 2032 2031 2030 2028 2027 Weighted Avg. FICO Score 713 707 708 710 714 Securitization History Term Securitization Initial Note Amount Outstanding (1) 2017-A $120 $114 2016-A 131 89 2015-A 118 62 2013-A 111 40 2012-A 100 26 2010-A 108 0 BXG Legacy 2010 27 0 2008-A 60 0 2007-A 177 0 2006-B 139 0 2006-A (GE) 125 0 2005-A 204 0 2004-B 157 0 2004-A (GE) 39 0 2002-A 170 0 Total $1,785 $331 ~$247 Million of Available Liquidity(1) KeyBank / DZ Purchase Facility $6 $74 $80 Liberty Bank Facility $16 $34 $50 Quorum Purchase Facility $18 $32 $50 NBA Receivables Facility $40 $10 $50 Pacific Western Bank Facility $18 $22 $40 Fifth Third Syndicated Bank Facility $20 $55 $75 NBA Construction Facility $20 $20 Outstanding Avaliable Capacity (1)As of 9/30/17. 33

Cash Generation and Cash on Hand ($ in millions) Free Cash Flow(1) $72 $105 $51 2015 2016 LTM 09/30/17 Cash and Cash Equivalents(2) $116 $144 $124 12/31/15 12/31/16 9/30/2017 (1) Free cash flow is a non-GAAP financial measure and is equal to cash provided by operating activities less capital expenditures. See Appendix for reconciliation of free cash flow. (2) Bluegreen’s initial public offering on 11/17/17 generated net cash proceeds of $47.2 million, not included above. 34

Contractual Debt Maturities & Commitments As of September 30, 2017 ($ in millions) Less Than 1 Year 1-3 Years 4-5 Years After 5 Years Unamortized Debt Issuance Costs Total Receivable Backed Notes Payable(1) $ - $ - $ 48 $ 378 $ (7) $ 419 Lines of Credit & Notes Payable 16 39 43 0 (2) 96 Jr Subordinated Debentures(2) - - - 111 - 111 Inventory Purchase Commitment 9 - - - - 9 Non-Cancellable Operating Leases 8 11 8 17 - 44 Total contractual obligations $ 33 $ 50 $ 99 $ 506 (9) $ 680 (1)$347 million of the $419 million is non-recourse (2)Amounts do not include purchase accounting adjustments for junior subordinated debentures of $40.7 million. Serial maturities are in 2035-2037.  35

APPENDIX The Club at Big Bear Village Big Bear Lake, California

Dynamic and Experienced Management Team Executive Committee Shawn B. Pearson President and CEO Joined Bluegreen in 2017 Anthony M. Puleo, CPA Executive Vice President, CFO and Treasurer Joined Bluegreen in 1997 David L. Pontius Executive Vice President and COO Joined Bluegreen in 2007 Famous P. Rhodes Executive Vice President, Chief Marketing Officer Joined Bluegreen in 2017 Ahmad M. Wardak Executive Vice President, Corporate Development & Innovation Joined Bluegreen in 2003 Susan J. Saturday Executive Vice President, Chief Human Resources Officer Joined Bluegreen in 1988 Peter W. Menges Senior Vice President, Acquisitions & Alliances Joined Bluegreen in 2013 Alan T. Davis Senior Vice President, National Sales Joined Bluegreen in 2000 Chanse W. Rivera Executive Vice President, Chief Information Officer Joined Bluegreen in 2012 Michael D. Kaminer Senior Vice President, General Counsel Joined Bluegreen in 2007 37

Senior Executive Biographies Shawn B. Pearson President and Chief Executive Officer Shawn B. Pearson was appointed our Chief Executive Officer and President in February 2017 and as a member of our board of directors in August 2017. Since 2015, Mr. Pearson has also served as Chairman of Renin, and he served as Renin’s Chief Executive Officer from 2015 until August 2017. Renin, indirectly through its subsidiaries, manufactures interior closet doors, wall décor, hardware and fabricated glass products for the home improvement industry. Renin is a wholly-owned subsidiary of our ultimate parent company, BBX Capital. From 2002 to 2015, Mr. Pearson held various leadership roles in sales, marketing and global supply chain with Danby, a privately-owned group of small appliance companies servicing the hospitality, retail, government and other distribution channels, most recently serving as President of Danby Products Ltd. and Chairman of Danby Asia. Prior to entering the corporate world, Mr. Pearson played professional baseball within the Toronto Blue Jays organization. Mr. Pearson holds an M.B.A. Anthony M. Puleo Executive Vice President, Chief Financial Officer and Treasurer; President, Bluegreen Treasury Services Anthony M. Puleo joined us in 1997 as Chief Accounting Officer. Mr. Puleo was appointed Vice President in 1998 and Senior Vice President in 2004. Mr. Puleo served as our Interim Chief Financial Officer from April 2005 through August 2005. In August 2005, he was appointed our Chief Financial Officer and Treasurer. In January 2010, he was appointed President of Bluegreen Treasury Services. During October 2017, Mr. Puleo was appointed Executive Vice President. From May 2015 through February 2017, Mr. Puleo served in the interim role of Chairman of our executive committee. From December 1990 through October 1997, Mr. Puleo held various positions with Ernst & Young LLP, including Senior Manager in the Assurance and Advisory Business Services group. Mr. Puleo holds a B.B.A. in Accounting and is a Certified Public Accountant. David L. Pontius Executive Vice President and Chief Operating Officer; President, Bluegreen Services David L. Pontius joined us in 2007 as Senior Vice President and President of Bluegreen Resorts. Mr. Pontius was appointed President of Bluegreen Services in December 2008 and Executive Vice President and Chief Strategy Officer in September 2010. During September 2017, Mr. Pontius was promoted to Chief Operating Officer. From 2002 to 2007, Mr. Pontius worked at Wyndham Vacation Ownership, Inc. and its sister company, RCI Global Vacation Network. From 2006 to 2007, he served as Executive Vice President, Hospitality, Strategic Planning and Chief Customer Officer at Wyndham Vacation Ownership, Inc. From 2002 to 2006, Mr. Pontius served as President and Chief Executive Officer of RCI North America. From 1996 to 2002, Mr. Pontius served in positions of increasing responsibilities at Hilton Grand Vacations Company, including Senior Vice President of Operations. From 1992 to 1996, Mr. Pontius served as Chief Operating Officer of Vacation Internationale, one of the pioneer companies in timesharing and points-based clubs. Mr. Pontius holds a B.B.A. 38

Senior Executive Biographies Famous P. Rhodes Executive Vice President and Chief Marketing Officer  Famous P. Rhodes joined us in August 2017 as Executive Vice President and Chief Marketing Officer. Mr. Rhodes previously served as Vice President of Digital Marketing and Customer Experience for AutoNation from 2015 to 2017 and as Vice President of eCommerce for AutoNation from 2012 to 2015. Prior to joining AutoNation, Mr. Rhodes served as Senior Director of Yahoo! Autos in 2012 and in several leadership roles for eBay Motors from 2007 to 2012, including Senior Director from 2011 to 2012. Mr. Rhodes’ experience prior to 2007 includes serving as Executive Vice President of DXS Financial Services, LP, Vice President of Car.com, and Manager at KPMG LLP. Mr. Rhodes holds a B.B.A. in Management and an M.B.A. Ahmad Wardak Executive Vice President, Corporate Development and Innovation Ahmad M. Wardak joined us in 2003 as Corporate Controller. Since joining us, Mr. Wardak has held several prominent roles, including Vice President of Business Administration, Senior Vice President of Business Operations of Bluegreen Resorts, Senior Vice President and Chief Administrative Officer, Senior Vice President of Corporate Marketing and, currently, Executive Vice President, Corporate Development and Innovation. As Executive Vice President, Corporate Development and Innovation, Mr. Wardak is responsible for identifying new strategic opportunities, process transformation and enterprise-wide business planning and forecasting. Prior to joining us, Mr. Wardak held various positions with Ernst & Young LLP, including as a management member of the firm’s Assurance and Advisory Business Services group, where his area of focus was principally in the real estate and vacation ownership industries. Mr. Wardak holds a B.S. in Accounting. Susan J. Saturday  Executive Vice President and Chief Human Resources Officer Susan J. Saturday joined us in 1988. During her tenure, she has held various management positions, including Assistant to the Chief Financial Officer, Divisional Controller and Director of Accounting. In 1995, she was appointed Vice President and Director of Human Resources and Administration. In 2004, Ms. Saturday was appointed Senior Vice President and Chief Human Resources Officer. During October 2017, Ms. Saturday was appointed Executive Vice President. While Ms. Saturday’s primary role continues to be with us, she has also served as Senior Vice President and Chief Human Resources Officer of BBX Capital since June 2016. From 1983 to 1988, Ms. Saturday was employed by General Electric Company in various financial management positions. Ms. Saturday holds a B.B.A. in Accounting and an M.S. in Human Resource Management. 39

Senior Executive Biographies Peter W. Menges Senior Vice President, Acquisitions & Alliances Peter Menges joined Bluegreen Corporation in 2013 as Senior Vice President of Bluegreen Ventures. As Senior Vice President, Customer Acquisition and Alliances, Mr. Menges is responsible for customer engagement, vacation package sales and referrals, and leads partner relationship management with Bass Pro Shops®, Choice Hotels® and other key alliances.   Prior to joining Bluegreen, Peter was Vice President of Business Development and Alliances at Orange Lake Resorts and Senior Vice President of Global Marketing/Branding at RCI. Peter has an extensive background in marketing, promotions, strategic alliances, communications and public relations. Peter received a B.A. from Hamilton College in Utica, NY, and has also completed certificate programs on Marketing and Creative Thinking at Stanford University as well as Negotiation and Conflict Resolution at Harvard University.  Alan T. Davis Senior Vice President, National Sales Alan T. Davis joined Bluegreen in August, 2000 at Laurel Crest Resort and became the Senior Sales Manager at that site until June, 2002 at which time he was promoted to Director of Sales at The Lodge Alley Inn in Charleston, SC. In December 2006 Alan became the Director of Sales at Shore Crest Vacation Villas in Myrtle Beach, SC. He was then promoted to Vice President of Sales in January, 2008 and to Vice President of Field Sales and Marketing in October, 2008. In January, 2011 he was promoted to the position of Senior Vice President of Field Sales and Marketing. Mr. Davis holds a Masters of Accountancy degree from the University of Georgia. Chanse W. Rivera Executive Vice President and Chief Information Officer Chanse W. Rivera joined us in August 2012. During December 2012, Mr. Rivera was appointed Chief Information Officer. During October 2017, he was appointed Executive Vice President. Prior to joining us, Mr. Rivera held positions as Chief Information Officer of Russell Hobbs, Inc., Global Service Manager of CITCO, Vice President, Managed Services of Fresh Del Monte Produce Inc. and IT Director of Blue Martini Software. Mr. Rivera holds a B.S. in Management Information Systems. Michael D. Kaminer Senior Vice President, General Counsel and Assistant Secretary Michael D. Kaminer joined Bluegreen in November of 2007 as Vice President and Assistant General Counsel. Mr. Kaminer served as our Acting General Counsel since April of 2008, overseeing all aspects of our Legal Department. In 2010 Mr. Kaminer was appointed Senior Vice President, General Counsel and Assistant Secretary. Prior to coming to Bluegreen, Mr. Kaminer was Vice President and Associate General Counsel at WCI Communities, Inc. from January 2003 to October of 2007. Prior to that time, Mr. Kaminer was a Shareholder with the law firm of Akerman Senterfitt, resident in the firm’s Fort Lauderdale, Florida office. He received his undergraduate degree in History from Duke University and his law degree, with Honors. 40

Mortgage & Finance Leadership  Allan J. Herz Senior Vice President, Mortgage Operations and Assistant Treasurer Allan J. Herz joined us in 1992 and was named Director of Mortgage Operations in September 1992. Mr. Herz was elected Vice President in 1993 and Senior Vice President in 2004. In 2007, he was also appointed Assistant Treasurer. From 1982 to 1992, Mr. Herz worked for AmeriFirst Federal Savings Bank based in Miami, Florida. During his 10-year tenure with the bank, he held various lending positions, the most recent being Division Vice President in Consumer Lending. Mr. Herz holds a B.B.A. and an M.B.A. Paul G. Humphrey Senior Vice President, Finance and Capital Markets Paul Humphrey began working with us in 2009 and in 2010 became our Vice President, Finance and Capital Markets.  In 2012, Mr. Humphrey was appointed Senior Vice President.  Prior to Bluegreen, Mr. Humphrey worked for over 14  years in the ABS/MBS product groups at Salomon Brothers/Citigroup and CS First Boston where he successfully developed financing alternatives for multiple consumer asset classes such as timeshare, manufactured housing and non-agency mortgage.  Mr. Humphrey began his career at CS First Boston in 1993 with his focus on collateral and structural loan analysis for consumer loan securitizations. 41

A Sample of Our Resorts The Innsbruck Inn Aspen, CO The Fountains Orlando, FL The Lodge Alley Inn Charleston, SC Shenandoah Crossing Gordonsville, VA 42

A Sample of Our Resorts Paradise Point Hollister, MO Bluegreen Club La Pension New Orleans, LA Bluegreen Wilderness Club at Big Cedar Ridgedale, MO La Cabana Beach Resort & Casino Oranjestad, Aruba 43

A Sample of Our Resorts The Club at Big Bear Village Big Bear Lake, CA Grande Villas at World Golf Village St. Augustine, FL Cibola Vista Resort & Spa Peoria, AZ Christmas Mountain Village Wisconsin Dells, WI  44

A Sample of Our Resorts The Soundings Seaside Resort Dennis Port, MA Parkside Williamsburg Resort Williamsburg, VA Blue Ridge Village Banner Elk, NC MountainLoft Gatlinburg, TN 45

Club Configuration Bluegreen Vacation Club -‘Trust’ architecture provides for the retention of voting rights once inventory is sold, perpetual management control and recovery of the underlying collateral for non-performing consumer loans or assessments without necessity of judicial process. Purchaser Vacation Club Trust Bluegreen/ 3rd Party Developer 1. Promissory Note 2. Deed To VOI 3. Mortgage 4. Owner Beneficiary Rights 3 2 4 46

Adjusted EBITDA Reconciliation

The following tables present Bluegreen's Adj. EBITDA, defined below, for the nine months ended September 30, 2017 and 2016, last twelve months ended September 30, 2017, and twelve months ended December 31, 2016 and 2015, as well as a reconciliation to net income (in thousands):

($ in millions)	Year ending December 31, 2015	Year ending December 31, 2016	LTM 9/30/2017	9 mos. ended Sept. 30, 2016	9 mos. ended Sept. 30, 2017
Net income	$70	$75	$85	$49	$59
Net income attributable to Bluegreen/Big Cedar Vacations	12	10	13	7	9
Adjusted EBITDA attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations	(11)	(10)	(12)	(7)	(9)
Loss (gain) on assets held for sale	0	(1)	(1)	(0)	0
Plus: depreciation	9	10	9	7	7
Less: interest income (corporate and other)	(6)	(8)	(8)	(6)	(5)
Plus: interest expense (corporate and other)	15	13	13	10	10
Plus: franchise taxes	0	0	0	0	0
Plus: provision for income taxes	42	40	47	31	38
Plus: one-time special bonus	0	10	0	10	0
Plus: restructuring costs	0	0	4	0	4
Total Adjusted EBITDA (1)	**$132**	**$138**	**$149**	**$102**	**$113**

EBITDA is defined as earnings, or income before income taxes, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen's receivable-backed notes payable), franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen's VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen's business.

Adjusted EBITDA is defined as EBITDA Adjusted for amounts attributable to noncontrolling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the Company believes are not representative of ongoing operating results.

The Company considers Bluegreen's EBITDA and Adjusted EBITDA to be an indicator of Bluegreen's operating performance, and it is used to measure Bluegreen's ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Adjusted EBITDA to be a useful supplemental measure of Bluegreen's operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to income before income taxes as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the Company's financial performance.

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Bluegreen Vacations
Free Cash Flow Detail (1)

($ in millions)

	Year Ending December 31, 2015	Year Ending December 31, 2016	LTM 9/30/2017	9 Mos. Ended Sept. 30, 2016	9 Mos. Ended Sept. 30, 2017
Net Income Before Non-Controlling Interest	$82	$85	$97	$56	$68
Change in Notes Receivable	($33)	($59)	($44)	($46)	($31)
Change in Inventory	($25)	($18)	($42)	($7)	($31)
Plus: Income Tax Provision	$42	$40	$47	$31	$38
Less: Income Tax Payments	($26)	($27)	($47)	($21)	($41)
Change in Other Working Capital items	($14)	$35	($3)	$25	($13)
Other Operating Cash Flow items	$55	$56	$53	$48	$44
Net Cash Provided by Operating Activities	$81	$112	$61	$86	$34
Sales office expansion, IT and other PP&E, net	($9)	($7)	($10)	($7)	($10)
Free Cash Flow	$72	$105	$51	$79	$24

Inventory Spend Detail:

	Year Ending December 31, 2015	Year Ending December 31, 2016	LTM 9/30/2017	9 Mos. Ended Sept. 30, 2016	9 Mos. Ended Sept. 30, 2017
Capital-Efficient Inventory:					
Secondary Market	($10)	($7)	($13)	($4)	($10)
Just-in-Time	($7)	($11)	($16)	($6)	($11)
Developed Inventory:					
Inventory Development - Big Cedar Joint Venture	($31)	($18)	($27)	($10)	($19)
Inventory Development - Other	$0	($9)	($5)	($6)	($2)
Total Inventory Spending	($48)	($45)	($61)	($26)	($42)
Total Inventory Spending	($48)	($45)	($61)	($26)	($42)
Cost of Sales	$23	$27	$19	$19	$11
Change in Inventory	($25)	($18)	($42)	($7)	($31)

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(1) Free cash flow is a non-GAAP financial measure, and excludes an $80 million loan to a related party.